EXHIBIT (21)

      The following table sets forth the Registrant’s subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant or its subsidiaries.

ANSCO & ASSOCIATES, INC.

A Florida corporation

APEX DIGITAL, INC.

A Kentucky corporation

ARGUSS COMMUNICATIONS, INC.

A Delaware corporation

ARGUSS COMMUNICATIONS GROUP, MBT

A Massachusetts Business Trust
A Subsidiary of Arguss Communications, Inc.

ARGUSS SERVICES CORPORATION

A Delaware Corporation
A Subsidiary of Arguss Communications, Inc.

C-2 UTILITY CONTRACTORS, INC.

An Oregon corporation

CABLE COM INC.

A Delaware corporation

CABLE CONNECTORS, INC.

A Delaware corporation
A Subsidiary of Lamberts’ Cable Splicing Company

COMMUNICATIONS CONSTRUCTION GROUP, INC.

A Pennsylvania corporation

CONCEPTRONIC INC.

A New Hampshire Corporation
A Subsidiary of Arguss Communications, Inc.

ERVIN CABLE CONSTRUCTION, INC.

A Kentucky corporation

FIBER CABLE, INC.

A Delaware corporation

GLOBE COMMUNICATIONS, INC.

A North Carolina corporation

INSTALLATION TECHNICIANS, INC.

A Missouri corporation

IVY H. SMITH COMPANY

A Florida corporation

K.H. SMITH COMMUNICATIONS, INC.

A North Carolina corporation
A Subsidiary of Lamberts’ Cable Splicing Company

KOHLER CONSTRUCTION COMPANY, INC.

A Florida corporation

LAMBERTS’ CABLE SPLICING COMPANY

A North Carolina corporation

LOCATING, INC.

A Washington corporation

NICHOLS CONSTRUCTION, INC.

A Virginia corporation

NIELS FUGAL SONS COMPANY

A Utah corporation

POINT TO POINT COMMUNICATIONS, INC.

A Louisiana corporation

PRECISION VALLEY COMMUNICATIONS CORPORATION OF VERMONT

A Vermont corporation
A Subsidiary of Arguss Communications, Inc.

SPECTRACOM, INC.

A Louisiana corporation

STAR CONSTRUCTION, INC.

A Tennessee corporation

STEVENS COMMUNICATIONS, INC.

A Georgia corporation

S.T.S., INC.

A Florida corporation

TESINC, INC.

An Arizona corporation

TRIPLE D COMMUNICATIONS, INC.

A Kentucky corporation
A Subsidiary of Globe Communications, Inc.